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                                                                  EXHIBIT 10.1.9


                                             February 14, 2006


Asia Automotive Acquisition Corporation
401 South Old Woodward, Suite 450
Birmingham, Michigan 48009

Rodman & Renshaw, LLC
1270 Avenue of the Americas, 16th Floor
New York, NY 10020

                  Re:      Initial Public Offering

Gentlemen:

                  The undersigned stockholder of Asia Automotive Acquisition Corporation ("Company"), in consideration of Rodman & Renshaw, LLC ("Rodman & Renshaw") entering into a letter of intent ("Letter of Intent") to underwrite an initial public offering of the securities of the Company ("IPO") and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 4 hereof):

                  1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all Insider Shares owned by it in accordance with the majority of the votes cast by the holders of the IPO Shares.

                  2. In the event that the Company fails to consummate a Business Combination within 18 months from the effective date ("Effective Date") of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned will vote all Insider Shares owned by it in favor of the Company's decision to liquidate. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund (as defined in the Letter of Intent) and any remaining net assets of the Company as a result of such liquidation with respect to its Insider Shares ("Claim") and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.



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                  3. The undersigned will escrow its Insider Shares for the two year period commencing on the Effective Date subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

                  4. As used herein, (i) a "Business Combination" shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business selected by the Company;
(ii) "Insiders" shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) "Insider Shares" shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; and (iv) "IPO Shares" shall mean the shares of Common Stock issued in the Company's IPO.


                                    Globis Overseas Fund, Ltd.



                                    By:      /s/ Paul Packer
                                             ----------------------------------
                                             Name: Paul Packer
                                             Title: Globis Capital Advisors